UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

OCEAN POWER TECHNOLOGIES, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Ocean Power Technologies, Inc., a Delaware corporation (“OPT”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with OPT’s solicitation of proxies from its stockholders in connection with its 2023 Annual Meeting of Stockholders and at any and all adjournments, postponements, continuations, and reschedulings thereof (the “2023 Annual Meeting”).

Ruling Issued by the Delaware Court of Chancery on November 30, 2023 Denying Paragon Technologies, Inc.’s Request for Injunctive Relief

On November 28, 2023, the Delaware Court of Chancery held a preliminary injunction hearing in connection with the lawsuit Paragon Technologies, Inc., a Delaware corporation (“Paragon”), filed on October 9, 2023 against OPT and the members of the OPT Board of Directors (the “OPT Board”) seeking declaratory and injunctive relief, including an injunction to (i) prevent OPT from continuing to reject Paragon’s purported notice of nominations (the “Purported Notice of Nominations”) with respect to the election of a majority slate of nominees at the 2023 Annual Meeting, and (ii) require OPT to approve Paragon’s previously rejected request for an exemption (the “Exemption Request”) from OPT’s Section 382 Tax Benefits Preservation Plan so that Paragon could purchase up to 19.9% of OPT’s common stock, par value $0.001 per share (the “Common Stock”), without triggering the dilution that would otherwise apply to the holder of 4.99% or more of the Common Stock.

On November 30, 2023, the Delaware Court of Chancery issued a memorandum opinion wherein it denied Paragon’s request for injunctive relief. Accordingly, Paragon’s Purported Notice of Nominations and Exemption Request remain rejected, and any attempt by Paragon at the 2023 Annual Meeting to nominate its purported nominees for election to the OPT Board shall be disregarded.

Additional Information and Where to Find It

OPT has filed with the SEC a definitive proxy statement on Schedule 14A on November 29, 2023, including a form of WHITE proxy card, and other relevant documents with respect to its solicitation of proxies for the 2023 Annual Meeting. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING FORM OF WHITE PROXY CARD, AND ANY OTHER DOCUMENTS FILED BY OPT WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by OPT free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by OPT are also available free of charge by accessing OPT’s corporate website at www.oceanpowertechnologies.com, by writing to OPT’s Corporate Secretary at Ocean Power Technologies, Inc., 28 Engelhard Drive, Suite B, Monroe Township, NJ 08831, or by contacting OPT at (609) 730-0400.

Certain Participant Information

OPT, its directors, executive officers, and other members of management and employees may be deemed to be participants in the solicitation of proxies with respect to a solicitation by OPT in connection with matters to be considered at the 2023 Annual Meeting. Information about OPT’s executive officers and directors, including information regarding the direct and indirect interests, by security holdings or otherwise, is available in OPT’s definitive proxy statement for the 2023 Annual Meeting (including the schedules and appendices thereto), which was filed with the SEC on November 29, 2023. To the extent holdings of OPT securities reported in the definitive proxy statement for the 2023 Annual Meeting have changed or subsequently change, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4, or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.